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                                                                  Exhibit (i)(2)

        [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)]

                                October 25, 2001


Van Kampen Tax Free Money Fund
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

          Re:  Post-Effective Amendment No. 20 to the
               Registration Statement on Form N-1A
               for the Van Kampen Tax Free Money Fund
               (the "Registration Statement")
               (File Nos. 33-6745 and 811-4718)

                  We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose content is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ SKADDEN, ARPS, SLATE,
                                                      MEAGHER & FLOM (ILLINOIS)